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                                                                   Exhibit 10.19


                  EXECUTIVE OFFICER CHANGE IN CONTROL AGREEMENT


         EXECUTIVE OFFICER CHANGE IN CONTROL AGREEMENT entered into this 19th day of March, 2002, by and between Teradyne, Inc., a Massachusetts corporation ("Teradyne"), and the undersigned executive officer of Teradyne ("Employee").
  --------                                                        --------

                                   WITNESSETH:

         WHEREAS, Teradyne and Employee desire to set forth certain terms and conditions relating to benefits to be afforded to Employee upon the occurrence of a Change in Control (as hereinafter defined) of Teradyne;

         NOW THEREFORE, in consideration of the premises and of the mutual covenants and agreements hereinafter set forth, the parties hereto hereby agree as follows:

         1.       Option Acceleration. (a) during the Term (as hereinafter
                  -------------------
defined), if within twenty-four (24) months following a Change in Control there is a Termination Event (as hereinafter defined), all of Employee's unvested Options granted prior to, on, or after the date hereof (but only (I) such Options as have been granted to Employee by Teradyne as of the date of the Change in Control or (II) such Options as have been assumed by an acquiring company at the time of a Change in Control or such new options that have been substituted by an acquiring company for Options existing at the time of a Change in Control, each pursuant to the terms of any Teradyne option plan) shall automatically become fully vested as of the date of such Termination Event. The parties hereto acknowledge that the terms of this Agreement are intended to modify the terms of Employee's existing Option agreements and to be a supplement to future Option agreements.

                  (b) For purposes of this Agreement, the following terms shall have the following meanings:

                  "Cause" shall mean conduct involving one or more of the
                   -----
following: (i) the substantial and continuing failure of Employee, after notice thereof, to render services to Teradyne in accordance with the terms or requirements of his or her employment; (ii) Employee's disloyalty, gross negligence, willful misconduct, dishonesty, fraud or breach of fiduciary duty to Teradyne; (iii) Employee's deliberate disregard of the rules or policies of, or breach of an agreement with, Teradyne which results in direct or indirect loss, damage or injury to Teradyne; (iv) the unauthorized disclosure by Employee of any trade secret or confidential information of Teradyne; or (v) the commission by Employee of an act which constitutes unfair competition with Teradyne.

                  A "Change in Control" shall be deemed to have occurred upon
                     -----------------
the occurrence of any of the following events: (i) any consolidation, cash tender offer, reorganization, recapitalization, merger or plan of share exchange following which the shareholders of Teradyne immediately prior to such transaction own less than a majority of the combined voting power of

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the then-outstanding securities of the combined corporation or person immediately after such transaction; (ii) any sale, lease, exchange or other transfer of all or substantially all of Teradyne's assets; (iii) the adoption by the Board of Directors of Teradyne of any plan or proposal for the liquidation or dissolution of Teradyne; (iv) a change in the majority of the Board of Directors of Teradyne through one or more contested elections; or (v) any person (as that term is used in Section 13(d)(3) or Section 14(d)(2) of the Exchange Act of 1934, as amended) becomes beneficial owner of 30% or more of the combined voting power of Teradyne's outstanding voting securities.

                  "Good Reason" shall mean any one or more of the following: (i)
                   -----------
any material reduction of Employee's responsibilities (other than for Cause or as a result of death or disability); (ii) any material reduction in Employee's model compensation as in effect on the date of the consummation of the Change in Control, or as the same may be increased from time to time, or any failure by Teradyne to pay to Employee any bonus accrued, but not yet paid, upon written notice by Employee to Teradyne, within 45 days; (iii) a material reduction in the value of Employee's benefit package from the value of Employee's benefit package on the date of the consummation of the Change in Control; or (iv) any permanent assignment of Employee to a job location situated more than 50 miles away from his current job location.

                  "Option" shall mean an option to purchase shares of Teradyne
                   ------
Common Stock.

                  "Termination Event" shall mean (i) any termination of Employee
                   -----------------
by Teradyne without Cause or (ii) any voluntary termination by Employee for Good Reason.

         2.       (a) Parachute Payment Gross-Up. If any Payments (as
                      --------------------------
hereinafter defined) to Employee are subject to the Excise Tax (as hereinafter defined), Teradyne shall pay to Employee a Gross-Up Payment (as hereinafter defined). The Gross-Up Payment with respect to any Payment shall be paid no later than 15 days prior to the date that the Excise Tax is due with respect to such Payment.

                  (b)      Definitions. For purposes of this Section 2, the
                           -----------
following terms shall have the following meanings:

                           (i)      "Code" shall mean the Internal Revenue Code
                                     ----
                                    of 1986, as amended.

                           (ii)     "Excise Tax" shall mean the tax imposed by
                                     ----------
                                    Section 4999 of the Code. The amount of the Excise Tax (if any) imposed on any non-cash benefits or any deferred payment or benefit shall be reasonably determined by Teradyne, after consultation with its legal and tax advisors.

                           (iii)    "Gross-Up Payment" shall mean, with respect
                                     ----------------
                                    to Payments to the Employee, the amount
                                    necessary so that the amount retained by Employee, after reduction for (1) any Excise Tax on the Gross-Up

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                                    Payment and (2) any federal, state, or local
                                    income and employment taxes imposed on the Gross-Up Payment, is an amount equal to the Excise Tax on the Payments to Employee, other than the Gross-Up Payment. The amount of the Gross-Up Payment shall be reasonably determined by Teradyne after consultation with its legal and tax advisors.

                                    (1)      For purposes of determining the
                                             amount of the Gross-Up Payment,
                                             Employee shall be deemed to pay
                                             federal income taxes at the highest
                                             marginal rate of federal, state and
                                             local income tax in the calendar
                                             year in which the Gross-Up Payment
                                             is made (determined by reference to
                                             Employee's residence for such
                                             calendar year), net of the maximum
                                             reduction in federal income taxes
                                             which could be obtained from
                                             deduction of such state and local
                                             taxes.

                                    (2)      In the event that the Excise Tax
                                             with respect to the Payments is
                                             determined to exceed the amount
                                             taken into account hereunder,
                                             Teradyne shall make an additional
                                             Gross-Up Payment in respect of such
                                             excess. For purposes of calculating
                                             such Gross-Up Payment, any interest
                                             or penalties imposed in connection
                                             with such excess Excise Tax shall
                                             be treated as an Excise Tax.

                                    (3)      In the event that the Excise Tax
                                             with respect to the Payments is
                                             subsequently determined to be less
                                             than the amount taken into account
                                             for purposes of calculating the
                                             Gross-Up Payment, Employee shall
                                             promptly repay to Teradyne the
                                             after-tax portion of the Gross-Up
                                             Payment that exceeds the Gross-Up
                                             Payment that otherwise would have
                                             been payable in connection with the
                                             actual Excise Tax imposed on the
                                             Payments.

                           (iv)     "Payment" shall mean, with respect to the
                                     -------
                                    Employee, any payment in the nature of
                                    compensation to (or for the benefit of) such individual, if such payment is contingent on a change (i) in the ownership or effective control of Teradyne or (ii) in the ownership of a substantial portion of the assets of Teradyne (in each case, as reasonably determined by Teradyne in accordance with
                                    Section 280G(b)(2) of the Code and the
                                    regulations promulgated thereunder).
                                    Notwithstanding the foregoing, any amount payable to (or for the benefit of) the Employee shall be a Payment if an Excise Tax is imposed on the Employee with respect to such payment or benefit, and such payment or benefit is contingent on a change (i) in the ownership or effective control of Teradyne or (ii)

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                                    in the ownership of a substantial portion of
                                    the assets of Teradyne (in each case,
                                    determined in accordance with Section
                                    280G(b)(2) of the Code and the regulations promulgated thereunder).

         3.       No Obligation of Employment. Employee understands that the
                  ---------------------------
employment relationship between Employee and Teradyne will be "at will" and Employee understands that, prior to any Change in Control, Teradyne may terminate Employee with or without "Cause" at any time. Following any Change in Control, Teradyne may also terminate Employee with or without "cause" at any time subject to Employee's rights and Teradyne's obligations specified in this Agreement.

         4.       Governing Law. This Agreement shall be governed by and
                  -------------
construed in accordance with the internal laws of the Commonwealth of Massachusetts and this Agreement shall be deemed to be performable in Massachusetts.

         5.       Severability. In case any one or more of the provisions
                  ------------
contained in this Agreement for any reason shall be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement and this Agreement shall be construed to the maximum extent permitted by law.

         6.       Waivers and Modifications. This Agreement may be modified, and
                  -------------------------
the rights, remedies and obligations contained in any provision hereof may be waived, only in accordance with this Section 6. No waiver by either party of any breach by the other or any provision hereof shall be deemed to be a waiver of any later or other breach thereof or as a waiver of any other provision of this Agreement. This Agreement may not be waived, changed, discharged or terminated orally or by any course of dealing between the parties, but only by an instrument in writing signed by the party against whom any waiver, change, discharge or termination is sought.

         7.       Assignment. Employee may not assign any of his rights or
                  ----------
delegate any of his duties or obligations under this Agreement. The rights and obligations of Teradyne under this Agreement shall inure to the benefit of, and shall be binding upon, the successors and assigns of Teradyne. For purposes of this Agreement, "Teradyne" shall be deemed to include all successors and assigns of Teradyne.

         8.       Entire Agreement. This Agreement constitutes the entire
                  ----------------
understanding of the parties relating to the subject matter hereof and supersedes and cancels all agreements, written or oral, made prior to the date hereof between Employee and Teradyne relating to the subject matter hereof; provided, however, that Employee's existing option agreements, as modified hereby, shall remain in effect.

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         9.       Notices. All notices hereunder shall be in writing and shall
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be delivered in person or mailed by certified or registered mail, return receipt requested, addressed as follows:

         If to Teradyne, to:        Teradyne, Inc.
                                    321 Harrison Avenue
                                    Boston, MA 02118
                                    Attention: Tom Grilk

         If to Employee, at Employee's address set forth on the signature page hereto.

         10.      Counterparts. This Agreement may be executed in two or more
                  ------------
counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

         11.      Section Headings. The descriptive section headings herein have
                  ----------------
been inserted for convenience only and shall not be deemed to define, limit, or otherwise affect the construction of any provision hereof.

         12.      Term. The term of this Agreement (the "Term") shall commence
                  ----
upon the date hereof and terminate upon the earlier of (i) twenty-four (24) months following any Change in Control of Teradyne, (ii) the date prior to any Change in Control of Teradyne that employee for any reason ceases to be an employee of Teradyne and (iii) the date following any Change in Control of Teradyne that Employee is terminated for Cause or voluntary terminates his employment (other than for Good Reason).


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         IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

                                       TERADYNE, INC.


                                       By: /s/ George W. Chamillard
                                           -------------------------------------
                                           Name:  George W. Chamillard
                                           Title: Chairman, Chief Executive
                                                  Officer and President of
                                                  Teradyne, Inc.



                                       EMPLOYEE


                                       /s/ John M. Casey
                                       -----------------------------------------
                                       Name: John M. Casey
                                       Address: 34 Deverell Drive
                                                North Barrington, IL 60010